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                                  EXHIBIT 21.1

                                  SUBSIDIARIES

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
                                            JURISDICTION OF
ENTITY                                      INCORPORATION                       OWNER
------                                      ---------------                     -----
Davel Financing Co., L.L.C.                 Delaware                  Davel Communications, Inc.

DF Merger Corporation                       Delaware                  Davel Communications, Inc.

Davel Communications Group, Inc.            Illinois                  Davel Financing Co., L.L.C.

Peoples Telephone Company, Inc.             New York                  Davel Financing Co., L.L.C.

Silverado Communications, Inc.              Colorado                  Peoples Telephone Company, Inc.

Telink Telephone Systems, Inc.              Georgia                   Peoples Telephone Company, Inc.

Peoples Acquisition Corporation             Pennsylvania              Peoples Telephone Company, Inc.

Peoples Collectors, Inc.                    Delaware                  Peoples Telephone Company, Inc.

PTC Cellular, Inc.                          Delaware                  Peoples Telephone Company, Inc.

PTC Security Systems, Inc.                  Florida                   Peoples Telephone Company, Inc.

Peoples Telephone Company, Inc.             New Hampshire             Peoples Telephone Company, Inc.

Telaleasing Enterprises, Inc.               Illinois                  Davel Communications Group, Inc.

T.R.C.A., Inc.                              Illinois                  Davel Communications Group, Inc.

DavelTel, Inc.                              Illinois                  Davel Communications Group, Inc.

Davel Mexico, Ltd.                          Illinois                  Davel Communications Group, Inc.

Communications Central Inc.                 Georgia                   Davel Communications Group, Inc.

Adtec Communications, Inc.                  Florida                   Telaleasing Enterprises, Inc.

Interstate Communications, Inc.             Florida                   Telaleasing Enterprises, Inc.

Telefonos Publicos de Mexico,               Mexico                    Davel Mexico, Ltd.
S. de R.L. de C.V.

Davel de Mexico, S.  de                     Mexico                    Davel Mexico, Ltd.
R.L. de C.V.

Central Payphone Services, Inc.             Georgia                   Communications Central Inc.
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                                            JURISDICTION OF
ENTITY                                      INCORPORATION                       OWNER
------                                      ---------------                     -----
Communications Central                      Georgia                   Communications Central Inc.
Of Georgia, Inc.

InVision Telecom, Inc.                      Georgia                   Communications Central Inc.

PT Merger Corp.                             Ohio                      Davel Communications, Inc.

Adtec Communications, Inc.                  Florida                   Telaleasing Enterprises, Inc.

Campus Telephone, Inc.                      Texas                     Peoples Telephone Company, Inc.

Southwest Inmate Pay Telephone              Texas                     Peoples Telephone Company, Inc.
Systems, Inc.

PTC Global Link, Inc.                       Florida                   Peoples Telephone Company, Inc.

Telink, Inc.                                Texas                     Peoples Telephone Company, Inc.
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